                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for use of the Commission Only
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                        Dreyer's Grand Ice Cream, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                     [LOGO]

- --------------------------------------------------------------------------------

                                Notice of Annual

                            Meeting of Stockholders

                              and Proxy Statement

- --------------------------------------------------------------------------------

                            Meeting of May 10, 1995

                                     [LOGO]

To the Stockholders of Dreyer's Grand Ice Cream, Inc.

     You are cordially invited to attend the Annual Meeting of Stockholders of Dreyer's Grand Ice Cream, Inc. (the "Company") that will be held at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California on Wednesday, May 10, 1995 at 2:00 p.m. We hope you will be able to attend, participate and hear management's report to stockholders.

     On the following pages, you will find a Notice of Annual Meeting and Proxy Statement. We suggest that you read the Proxy Statement carefully.

     It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. This should be done whether or not you now plan to attend the meeting and to vote in person. A summary of the proceedings of the meeting will be sent to all stockholders.

     The Directors and Officers of the Company look forward to meeting with you.

T. GARY ROGERS                                           WILLIAM F. CRONK, III
Chairman of the Board and                                President
Chief Executive Officer

Oakland, California
April 5, 1995

                                     [LOGO]

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Notice of Annual Meeting of Stockholders..............................................     1

Proxy Statement.......................................................................     2

Introduction..........................................................................     2
  Annual Report.......................................................................     2
  Solicitation by the Board of Directors; Revocation of Proxies.......................     2
  Costs of Solicitation...............................................................     2
  Voting of Board of Directors' Proxies...............................................     2
  Shares Outstanding, Voting Rights and Record Date...................................     2

Security Ownership of Certain Beneficial Owners and Management........................     3
  Security Ownership of Certain Beneficial Owners.....................................     3
  Security Ownership of Management....................................................     4

Executive Compensation................................................................     6
  Summary of Cash and Certain Other Compensation......................................     6
  Stock Options.......................................................................     7
  Performance Graph...................................................................     9
  Employment Contracts, Employment Termination and Change-In-Control Arrangements.....     9
  Remuneration of Directors...........................................................    10
  Compensation Committee Interlocks and Insider Participation.........................    10
  Compensation Committee Report on Executive Compensation.............................    11

Board of Directors....................................................................    14
  Committees of the Board.............................................................    14
  Board of Directors Attendance.......................................................    14
  Compliance with Section 16(a) of the Securities Exchange Act of 1934................    15
  Certain Transactions................................................................    15

Matters Submitted to the Vote of Stockholders.........................................    16
  Election of Directors...............................................................    16
  Approval of Independent Public Accountants..........................................    17

Voting Information....................................................................    18
  General Voting Information..........................................................    18
  Votes Required for Approval.........................................................    18

Proposals of Stockholders.............................................................    18

Other Matters.........................................................................    19

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 10, 1995

     The Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC. will be held on Wednesday, May 10, 1995 at 2:00 p.m. at the Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California for the following purposes:

          1. Electing three directors to Class I of the Board of Directors;

          2. Approving the appointment of Price Waterhouse LLP as independent public accountants for the fiscal year 1995 and thereafter until its successor is appointed; and

          3. Considering and acting upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

     A complete list of the stockholders entitled to vote at the meeting, including the address and number of shares registered in the name of each such stockholder, will be open for examination by any such stockholder, for any purpose germane to the meeting, at the Company's corporate office (5929 College Avenue, Oakland, California) during ordinary business hours for ten days before the date of the meeting. The list will also be available for inspection at the meeting.

     The close of business on March 24, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                                          EDMUND R. MANWELL
                                          Secretary

April 5, 1995

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT
                               ------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders by the Board of Directors of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 10, 1995 and at all adjournments or postponements thereof. The mailing address of the Company is 5929 College Avenue, Oakland, California 94618, and its telephone number is
(510) 652-8187. The approximate date on which this Proxy Statement and the enclosed form of proxy are to be sent to stockholders is on or about April 7, 1995.

ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1994 is furnished concurrently to all stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made except to the extent portions of the Annual Report are incorporated herein by reference.

SOLICITATION BY THE BOARD OF DIRECTORS; REVOCATION OF PROXIES

     The proxy in the form enclosed is solicited by the Board of Directors. A proxy may be revoked by the stockholder prior to exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the stockholders' meeting and elects to vote in person.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy materials to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. The Company has retained Skinner & Co. to assist in obtaining proxies from brokers and nominees at an estimated cost of $3,500 plus out of pocket expenses.

     Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, facsimile or mail. These services will be provided without additional compensation.

VOTING OF BOARD OF DIRECTORS' PROXIES

     The shares represented by the Board of Directors' proxies will be voted FOR the election of the Board of Directors' nominees for Class I of the Board of Directors, FOR the approval of Price Waterhouse LLP as independent public accountants and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting, if no contrary instruction is indicated on a proxy.

SHARES OUTSTANDING, VOTING RIGHTS AND RECORD DATE

     There were 13,928,947 shares of Common Stock ($1.00 par value) of the Company and no shares of Preferred Stock ($1.00 par value) outstanding at the close of business on March 24, 1995. Each share of Common Stock is entitled to one vote at the meeting. There are no cumulative voting rights.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on March 24, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 24, 1995 concerning the beneficial ownership of Common Stock of the Company by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of such class.

                                                                 AMOUNT AND NATURE OF
                                                                      BENEFICIAL          PERCENT OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP*            CLASS*
- ---------------------------------------------------------------  --------------------     ----------
Nestle Holdings, Inc.(1).......................................        5,050,000             31.7%
  Five High Ridge Park
  Stamford, Connecticut 06905
Nestle S.A.(1)
  Avenue Nestle 55
  Vevey, Switzerland CH-1800

T. Gary Rogers(2)(3)...........................................        1,724,530             12.3%
  5929 College Avenue
  Oakland, California 94618

General Electric Capital Corporation(4)(5).....................        1,450,000              9.4%
  260 Long Ridge Road
  Stamford, Connecticut 06927

Trustees of General Electric Pension Trust(4)(6)...............        1,450,000              9.4%
GE Investment Private Placement Partners I, Limited Partnership
  P.O. Box 7900
  3003 Summer Street
  Stamford, Connecticut 06904

State of Wisconsin Investment Board(5).........................        1,280,000              9.2%
  P.O. Box 7842
  Madison, Wisconsin 53707

William F. Cronk, III(2)(7)....................................          885,549              6.3%
  5929 College Avenue
  Oakland, California 94618

- ---------------
  * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(1) Includes warrants to purchase 2,000,000 shares of Common Stock which may be exercised by Nestle Holdings, Inc. ("NHI") within 60 days. NHI has sole voting power and sole investment power over all of these shares. Nestle S.A. ("Nestle") filed a joint statement on Schedule 13D with NHI and may be deemed to have sole voting power and sole investment power of these shares because NHI is a wholly-owned subsidiary of Nestle.

(2) Includes options to purchase 2,880 shares of Common Stock under the Company's Incentive Stock Option Plan (1982) exercisable within 60 days, options to purchase 13,308 shares of Common Stock under the Company's Stock Option Plan (1992) exercisable within 60 days, and options to purchase 19,400 shares of Common Stock under the Company's Stock Option Plan (1993) exercisable within 60 days.

(3) 1,588,942 and 100,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares.

(4) Assumes full conversion of the 6.25% convertible subordinated debentures due June 30, 2001 (the "Notes") held by the named entity or entities into the Company's Common Stock. These parties filed a Schedule 13D (reporting the beneficial ownership described above) jointly with General Electric Capital Services, Inc. (formerly known as General Electric Financial Services, Inc.) and General Electric Company each of which disclaimed beneficial ownership of all shares of the Company's Common Stock beneficially owned by General Electric Capital Corporation, Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership.

(5) The holder has sole voting power and sole investment power over all of these shares.

(6) Trustees of General Electric Pension Trust have sole voting power and sole investment power over 586,495 of these shares. GE Investment Private Placement Partners I, Limited Partnership has sole voting power and sole investment power over 863,505 of these shares.

(7) 849,961 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 42,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Mr. Cronk does not have voting or investment power over these 42,000 shares and Mr. Cronk disclaims beneficial ownership of all of the shares held in these irrevocable trusts.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 24, 1995 concerning the beneficial ownership of Common Stock of the Company by each director and nominee of the Company, the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and sole investment power with respect to the shares shown.

                                                                         AMOUNT OF
                                                                         BENEFICIAL     PERCENT OF
                                 NAME                                    OWNERSHIP        CLASS
                                 ----                                    ----------     ----------
T. Gary Rogers(1)(2)...................................................   1,724,530        12.3%
William F. Cronk, III(1)(3)............................................     885,549         6.3%
Timm F. Crull..........................................................         -0-         *
Merril M. Halpern(4)...................................................       8,852         *
Jerome L. Katz(4)......................................................       8,000         *
John W. Larson(4)......................................................      19,000         *
Edmund R. Manwell(4)...................................................      29,000         *
Anthony J. Martino(4)..................................................       5,000         *
Jack O. Peiffer(4).....................................................       5,000         *
Thomas M. Delaplane(5).................................................      36,617         *
William R. Oldenburg(6)................................................      42,990         *
Paul R. Woodland(7)....................................................      34,252         *
Directors and Executive Officers as a Group (13 persons)(8)............   2,844,638        20.2%

- ---------------
  * Less than one percent (1%).

(1) Includes options to purchase 2,880 shares of Common Stock under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan") exercisable within 60 days, options to purchase 13,308 shares of Common Stock under the Company's Stock Option Plan (1992) (the "1992 Plan") exercisable within 60 days, and options to purchase 19,400 shares of Common Stock under the Company's Stock Option Plan (1993) (the "1993 Plan") exercisable within 60 days.

(2) 1,588,942 and 100,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares.

(3) 849,961 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 42,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Mr. Cronk does not have voting or investment power over these 42,000 shares and Mr. Cronk disclaims beneficial ownership of all of the shares held in these irrevocable trusts.

(4) Includes options to purchase 5,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(5) Includes options to purchase 11,252 shares of Common Stock under the ISO Plan exercisable within 60 days and options to purchase 8,400 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(6) Includes options to purchase 11,252 shares of Common Stock under the ISO Plan exercisable within 60 days and options to purchase 8,700 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(7) Includes options to purchase 11,252 shares of Common Stock under the ISO Plan exercisable within 60 days and options to purchase 8,100 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(8) Includes options to purchase 59,364 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 26,616 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 101,600 shares of Common Stock under the 1993 Plan exercisable within 60 days.

                     (THIS SPACE INTENTIONALLY LEFT BLANK)

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1994, December 25, 1993 and December 26, 1992 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Named Executive Officers in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                           -----------------------------------
                                              ANNUAL COMPENSATION                   AWARDS
                                      ------------------------------------ -------------------------   PAYOUTS
                                                              OTHER ANNUAL               SECURITIES    -------   ALL OTHER
                                                                COMPEN-    RESTRICTED    UNDERLYING     LTIP      COMPEN-
    NAME AND PRINCIPAL                SALARY($)    BONUS($)      SATION       STOCK     OPTIONS/SARS   PAYOUTS    SATION
         POSITION              YEAR      (1)         (2)       ($)(3)(4)   AWARD(S)($)      (#)        ($)(5)     ($)(6)
- --------------------------     -----  ---------    --------   ------------ -----------  ------------   -------   ---------
T. Gary Rogers..............    1994   551,637     280,000       42,357       -0-          42,600(10)   -0-        19,213
  Chairman of the Board and     1993   415,744(7)      -0-       50,145       -0-          93,300(8)    -0-        22,808
  Chief Executive Officer       1992   490,077         -0-       49,435       -0-          21,780       -0-        23,483

William F. Cronk, III.......    1994   551,637     280,000       50,914       -0-          42,600(10)   -0-        17,892
  President                     1993   415,744(7)      -0-       60,156       -0-          93,300(8)    -0-        21,006
                                1992   490,077         -0-       54,726       -0-          21,780       -0-        21,257

Thomas M. Delaplane.........    1994   285,585     145,000                    -0-          21,800(10)   -0-        17,892
  Vice President -- Sales       1993   265,640         -0-                    -0-          27,700(8)    -0-        21,006
                                1992   244,884      43,750                    -0-           8,520(9)    -0-        21,257

William R. Oldenburg........    1994   299,623     152,500                    -0-          21,800(10)   -0-        14,196
  Vice President --             1993   276,602         -0-                    -0-          28,000(8)    -0-        19,207
  Operations                    1992   258,923      55,650                    -0-           8,520(9)    -0-        14,911

Paul R. Woodland............    1994   275,585     140,000                    -0-          21,800(10)   -0-        17,892
  Vice President -- Finance     1993   257,564         -0-                    -0-          27,400(8)    -0-        21,006
  and Administration,           1992   244,884      43,750                    -0-           8,520(9)    -0-        21,257
  Chief Financial Officer
  and Assistant Secretary

- ---------------
 (1) Includes amounts contributed by the officers to the salary deferral portion of the Company's Pension Plan and Savings Plan.

 (2) Includes amounts accrued under the Company's Incentive Bonus Plan.

 (3) No disclosure for fiscal years 1994, 1993 and 1992 is made for Messrs. Delaplane, Oldenburg and Woodland under Other Annual Compensation as the aggregate incremental compensation otherwise reportable in this column for these individuals does not require disclosure under the rules.

 (4) The amounts reported for each of Messrs. Rogers and Cronk include $25,000 for 1994, $30,250 for 1993 and $31,500 for 1992 paid to Price Waterhouse LLP for tax and accounting services rendered on behalf of Messrs. Rogers and Cronk, respectively. The amounts reported also include $16,479 in 1994, $15,583 in 1993 and $15,859 in 1992 for Mr. Rogers, and $22,671 in 1994,
     $24,254 in 1993 and $16,363 in 1992 for Mr. Cronk in connection with each of Mr. Rogers' and Mr. Cronk's use of Company automobiles.

 (5) LTIP is an acronym for "Long Term Incentive Plan" which term is defined in Regulation S-K as any plan providing compensation intended to serve as incentive for performance to occur over longer than one fiscal year other than restricted stock, options and SARs. The Company currently does not have a Long Term Incentive Plan.

 (6) For each of Messrs. Rogers, Cronk, Delaplane and Woodland, the amounts reported include contributions of $10,500 in 1994, $15,610 in 1993 and $16,020 in 1992 to the Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan (the "Pension Plan") and $7,392 in 1994, $5,396 in 1993 and $5,237 in 1992 to the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Savings Plan"). For Mr. Oldenburg the amounts reported include contributions of $10,500 in 1994, $16,509 in 1993 and $12,816 in 1992 to
     the Pension Plan and $3,696 in 1994, $2,698 in 1993 and $2,095 in 1992 to
     the Savings Plan. Additionally, this includes $1,321 in 1994, $1,802 in 1993 and $2,226 in 1992 for Mr. Rogers in split-dollar life insurance premiums paid by the Company.

 (7) After being offered the opportunity by the Compensation Committee of the Board of Directors, Messrs. Rogers and Cronk each elected to receive stock options granted under the Company's Stock Option Plan (1992) (the "1992 Plan") in lieu of $100,000 of salary, prior to earning such salary compensation. These elections were made pursuant to the "Income Swap Plan" of the Compensation Committee. The Income Swap Plan is described in the Compensation Committee's Report on Executive Compensation on pages 11-13 herein.

 (8) For Messrs. Rogers and Cronk the amount listed includes options granted under the 1992 Plan pursuant to the Income Swap Plan referenced in footnote 7 above and described in the Compensation Committee's Report on Executive Compensation on pages 11-13 herein. Additionally, each of the Named Executive Officers earned a bonus for his performance in 1993. Prior to earning such bonus each Named Executive Officer elected to receive non-qualified stock options in lieu of a cash bonus pursuant to the Income Swap Plan (referenced in footnote 7 above and described in the Compensation Committee's Report on pages 11-13 herein). In this regard, Messrs. Rogers and Cronk each received an option to purchase 13,100 shares of the Company's Common Stock, Mr. Delaplane received an option to purchase 8,400 shares of the Company's Common Stock, Mr. Oldenburg received an option to purchase 8,700 shares of the Company's Common Stock, and Mr. Woodland received an option to purchase 8,100 shares of the Company's Common Stock. Messrs. Rogers and Cronk's options have an exercise price of $29.375. Messrs. Delaplane, Oldenburg and Woodland's options have an exercise price of $23.875 (the fair market value on the date of grant, March 7, 1994). All of these stock options were granted under the Company's Stock Option Plan
     (1993) and vested on November 11, 1994.

 (9) Includes options to purchase 3,390 shares granted under the Company's Incentive Stock Option Plan (1982) which were later rescinded by the Board of Directors on May 19, 1992.

(10) Excludes options granted in 1994 in lieu of salary and/or a cash bonus for the Named Executive Officer's performance in 1993. These excluded options were included in the number of options reported for the Named Executive Officer in 1993 and are more fully described in footnotes 7 and 8 above.

STOCK OPTIONS

     The following table provides information concerning the grant of stock options made during fiscal 1994 to the Named Executive Officers:

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------
                                                  PERCENT OF
                                 NUMBER OF          TOTAL
                                 SECURITIES      OPTIONS/SARS
                                 UNDERLYING       GRANTED TO     EXERCISE OR                  GRANT DATE
                                OPTIONS/SARS     EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
             NAME                 GRANTED        FISCAL YEAR       ($/SH)          DATE       VALUE($)(3)
             ----               ------------     ------------    -----------    ----------    ----------
T. Gary Rogers.................    42,600(1)         11.9%         $23.875        3/6/04       $566,154
                                   19,400(2)          5.4           29.375        3/6/04        237,262
William F. Cronk, III..........    42,600(1)         11.9           23.875        3/6/04        566,154
                                   19,400(2)          5.4           29.375        3/6/04        237,262
Thomas M. Delaplane............    21,800(1)          6.1           23.875        3/6/04        289,722
                                    8,400(2)          2.4           23.875        3/6/04        111,636
William R. Oldenburg...........    21,800(1)          6.1           23.875        3/6/04        289,722
                                    8,700(2)          2.4           23.875        3/6/04        115,623
Paul R. Woodland...............    21,800(1)          6.1           23.875        3/6/04        289,722
                                    8,100(2)          2.3           23.875        3/6/04        107,649

- ---------------
(1) Options granted pursuant to the Company's Stock Option Plan (1993) (the "1993 Plan") and begin vesting two years from the date of grant as follows:
    The options may be exercised only as to 40% of the optioned shares after two years from the date of grant and as to an additional 20% after each of the succeeding three years. The options granted under the 1993 Plan expire ten years from the date of grant, terminate within various periods ranging from 3 to 24 months after the employee's termination of employment, death or disability, and are non-transferable except by will or the laws of descent and distribution. The exercise price of options granted under the 1993 Plan equalled the fair market value, or equalled 123% of the fair market value, of the shares of the Company's Common Stock on the date of grant. In the event of a change in control of the Company, all then outstanding options issued under the 1993 Plan shall vest and become immediately exercisable. The term "change-in-control" as defined in the 1993 Plan is more completely described under the caption "Employment Contracts, Employment Termination and Change-in-Control Arrangements" on pages 9-10 herein.

(2) Options vested on November 11, 1994 and were granted under the 1993 Plan in lieu of cash compensation for the Named Executive Officer's performance in 1993 pursuant to the Compensation Committee's Income Swap Plan. The award of these options is more completely described in footnotes 7 and 8 to the table titled "Summary Compensation Table" on page 6 herein. The Income Swap Plan is more completely described in the Compensation Committee's Report on Executive Compensation on pages 11-13 herein.

(3) Present value was calculated using the Black-Scholes option pricing model which involves an extrapolation to future price levels based solely on past performance. For the options granted, the following assumptions were used in the Black-Scholes valuation calculation: dividend yield of 1.01%, risk-free rate of return of 6.60%, 10 year term and a volatility coefficient of
    0.3994. The annual dividend yield equals the quotient of the current annual dividend of $.24 divided by the stock price on the date of grant. All volatility coefficients used were based on the daily closing price of the Company's Common Stock over a two year period. The risk-free rate is the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the term of the grant. The value calculated by use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock.

     The following table provides information on option exercises in fiscal 1994 by the Named Executive Officers and the value of such officers' unexercised in-the-money options as of December 31, 1994:

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                               NUMBER                   UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                              OF SHARES                       AT FY-END(1)                 AT FY-END($)(1)
                             ACQUIRED ON    VALUE     ----------------------------   ----------------------------
           NAME               EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----              -----------   --------   -----------    -------------   -----------    -------------
T. Gary Rogers.............     11,200     $135,184      13,448         164,892       $ 102,916        $66,479
William F. Cronk, III......     11,200      135,184      13,448         164,892         102,916         66,479
Thomas M. Delaplane........     12,226      246,885      21,172          47,958         150,337         44,005
William R. Oldenburg.......     10,000      157,500      21,472          47,958         150,562         44,005
Paul R. Woodland...........        -0-          -0-      18,312          47,958         115,712         44,005

- ---------------
(1) Those options described in footnote 8 to the table titled "Summary Compensation Table" on page 6 herein, which were granted in 1994 in lieu of a cash bonus for the Named Executive Officer's performance in 1993, are included in this table as such options were granted to the recipient in fiscal 1994.

PERFORMANCE GRAPH

     The following graph shows the Company's total return to stockholders compared to the Standard & Poor's 500 Index and the Standard & Poor's Food Products Index over the five year period from December 29, 1989 through December 31, 1994:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG DREYER'S GRAND ICE CREAM, INC., THE S&P'S 500 INDEX
                       AND THE S&P'S FOOD PRODUCTS INDEX

                                   DREYER'S                        S&P FOOD
  MEASUREMENT PERIOD               GRAND ICE        S&P 500        PRODUCTS
(FISCAL YEAR COVERED)             CREAM, INC.        INDEX          INDEX
        1989                         100.00          100.00         100.00
        1990                         152.51           95.54         107.07
        1991                         266.50          122.17         148.85
        1992                         176.16          136.20         159.07
        1993                         215.99          148.83         145.13
        1994                         186.14          151.55         160.70

- ---------------
* Assumes $100 investment in each of Dreyer's Grand Ice Cream, Inc., the S&P 500 Index and the S&P Food Products Index, and the reinvestment of dividends.

EMPLOYMENT CONTRACTS, EMPLOYMENT TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     Currently, all options which have been and may in the future be issued under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan"), the Company's Stock Option Plan (1992) (the "1992 Plan") and the Company's Stock Option Plan (1993) (the "1993 Plan") (collectively, the "Plans") immediately vest and become subject to exercise upon a change-in-control of the Company. A change-in-control is defined under the Plans to include (i) the acquisition by any person of beneficial ownership of forty percent (40%) or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which forty percent (40%) shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities), or (ii) a change in the composition of majority membership of the Board of Directors over any two-year period commencing, with respect to the ISO Plan and the 1992 Plan, on or after March 7, 1994, or, with respect to the 1993 Plan, on or after September 9, 1993, or (iii) a change in ownership of the Company such that the Company becomes subject to the delisting of its Common Stock from the NASDAQ National Market System, or (iv) the approval by the Board of Directors of the sale of all or substantially all of the assets of the Company, or (v) the approval by the Board of Directors of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii) or (iii) above. Further, the acquisition by any person (or any group of which such a person is a member) who is (with respect to the ISO Plan and the 1992 Plan, as of March 7, 1994, or, with respect to the 1993 Plan, as of September 9, 1993) a member of the Board of Directors, of beneficial ownership of forty percent (40%) or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (the calculation of such 40% being made as described above), shall not be deemed a Change of Control for purposes of the Plans.

     The 1993 Plan also includes provisions whereby the options granted an optionee thereunder immediately vest and become exercisable upon the death or retirement of the optionee. Additionally, under the 1993 Plan, the Administrator may, in its discretion, accelerate the vesting of an optionee's options. Except for these provisions of the Company's stock option plans, the Company has no employment contracts or any employment termination or change-in-control arrangements.

REMUNERATION OF DIRECTORS

     Directors' compensation consists of a meeting fee of $4,000 for each meeting of the Board of Directors actually attended and an annual fee of $4,000 for each member of each committee. The Board of Directors generally meets four times each year. Each committee meets at least annually and more frequently if requested by any member. Employee directors receive no compensation as directors. Members of the Board of Directors who were not employees of the Company (each a "Non-Employee Director") received an option to purchase 5,000 shares of the Company's Common Stock on the date the Company's Stock Option Plan
(1993) (the "1993 Plan") was approved by the Company's stockholders or received such an option upon appointment to the Board of Directors, if appointment occurred subsequent to such approval. Also, additional stock option grants to purchase 1,500 shares of the Company's Common Stock will be awarded to each Non-Employee Director on each anniversary of the date the 1993 Plan was approved by the Company's stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Crull, Halpern, Katz, Larson, Manwell, Martino and Peiffer. Mr. Manwell was the Secretary of the Company and a partner in the law firm of Manwell & Milton, general counsel to the Company, during fiscal 1994. The Company paid Manwell & Milton $1,039,250 in fees during fiscal 1994 for services rendered as general counsel to the Company. Mr. Manwell is not separately compensated for his services as Secretary of the Company although some of the fees received by Manwell & Milton may be for services that, in other corporations, are performed by the corporate secretary.

     On June 14, 1994 the Company completed a transaction with Nestle Holdings, Inc. ("NHI") pursuant to a Stock and Warrant Purchase Agreement (the "Nestle Agreement") whereby NHI purchased from the Company for an aggregate price of $106,000,000 three million shares of Common Stock of the Company and warrants for the purchase of two million shares of Common Stock of the Company. NHI agreed that neither it nor its affiliates will acquire in the aggregate 35% or more of the outstanding common stock of the Company (including for purposes of this calculation outstanding stock options and other securities convertible into, or entitling the holder thereof to acquire Common Stock, hereafter "Voting Stock") without the prior consent of the Company's Board of Directors, subject to certain limited exceptions, for a period of ten years. The Nestle Agreement also provides that the Company will recommend and use the same efforts as are used to cause the elections of all other nominees to the Board of Directors of the Company to cause the election to the Board of two nominees selected by NHI. Thereafter, throughout the term of the Nestle Agreement, NHI may nominate that number of nominees proportionate to the amount of Voting Stock owned by NHI and its affiliates. NHI and its affiliates have certain rights to purchase additional shares of Common Stock in open market transactions in the event their aggregate equity ownership in the Company is diluted to certain levels.

     Messrs. Martino and Crull were named to the Board of Directors of the Company pursuant to the terms of the Nestle Agreement. Mr. Crull served as Chairman of the Board and Chief Executive Officer of Nestle USA, Inc. ("Nestle"), Chairman of the Board of NHI and as director of Nestle Food Company ("NFC"), until his retirement or resignation from these positions in December of 1994. Mr. Martino served as Executive

Vice President, Chief Financial Officer of Nestle and as director of NFC until his retirement in July of 1994 or resignation in January of 1994, respectively. Nestle and NFC are affiliates of NHI.

     In June 1993, the Company issued in a private placement to General Electric Capital Corporation ("GECC"), Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership (each individually, a "Holder"), pursuant to a Securities Purchase Agreement (the "GE Agreement"), an aggregate of $100,752,000 of 6.25% convertible subordinated debentures of the Company due June 30, 2001. The debentures are convertible at an initial conversion price of $34.74 into a total of 2,900,000 shares of common stock of the Company. The GE Agreement provides that the Company will nominate and recommend the election to the Board of Directors of a nominee selected by the Holder designated in the GE Agreement. Mr. Peiffer was named to the Board of Directors of the Company pursuant to this provision of the GE Agreement. Mr. Peiffer served as Senior Vice President -- Corporate Human Resources of General Electric Company ("GEC") until his retirement in February of 1993. GEC is an affiliate of the Holders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to regulations adopted by the SEC in October 1992, the Compensation Committee is required to disclose its bases for compensation of the Named Executive Officers and to discuss the relationship between the Company's performance during the last fiscal year and such compensation. The Compensation Committee notes that except in its capacity as Plan Administrator of the Company's Incentive Stock Option Plan (1982) (the "ISO Plan"), the Company's Stock Option Plan (1992) (the "1992 Plan") and the Company's Stock Option Plan
(1993) (the "1993 Plan"), the Committee does not establish compensation for the Named Executive Officers (or any other executive officer of the Company) except the Chief Executive Officer and the President. Except for stock option grants, the compensation of the Company's executive officers (including the Named Executive Officers other than the Chief Executive Officer and the President) is determined by the Chief Executive Officer and the President in their sole discretion.

     The Chief Executive Officer's and the President's aggregate compensation is comprised of three principal components: base salary, bonus and stock options. While the Committee does not review any particular quantitative issues in establishing the Chief Executive Officer's and the President's base salary specifically and total compensation generally, the Committee does consider two principal factors which are evenly weighted in its deliberations: (1) performance of the Company measured by the long-term growth of the Company's income; and (2) the roles of the Chief Executive Officer and the President in achieving the Company's performance. Although the Committee has not reviewed any compensation surveys relating specifically to chief executive officer and president salaries, the Committee believes that each of the Chief Executive Officer's and the President's base salary appropriately reflects the satisfactory long-term performance of the Company and each of their roles in the Company's performance and is competitive with the salaries of their counterparts at other companies of similar size and history (although such other companies are not necessarily companies which are represented in the indexes described under the caption "Performance Graph" on page 9 herein).

     In 1994, the Company announced a new five-year plan (the "Strategic Plan"). The Board of Directors approved the Strategic Plan, which anticipated an initial reduction in earnings and a subsequent increase in earnings and share value above the level which would be expected in the absence of the Strategic Plan. Because of the anticipated reduction in earnings, the Committee determined that the prior method of calculating the bonus portion of the compensation package for the Chief Executive Officer and President did not accurately measure the performance of the Company during at least the initial period of the Strategic Plan. As a result, the Committee determined it would base bonus compensation for 1994 and 1995 directly on certain quantitative elements of the Company's performance as measured against the Strategic Plan. The most important, in terms of relative weighting, of these elements are: the effective price per gallon, the production and distribution cost per gallon and the retail products volume. Under the new policy, a bonus (equal to 25% of the officer's base salary) is awarded if based upon the quantitative elements the Company has achieved 80% of the anticipated results of the Strategic Plan. The bonus award is increased (up to a maximum of 50% of base salary), calculated by linear interpolation, if based upon the quantitative elements the Company has achieved more than 80% and up to 100% of the anticipated results of the Strategic Plan. If the Company achieves more than 100% of the anticipated results of the Strategic Plan, the maximum potential bonus of 50% of base salary would be awarded. The Committee believes that this new policy for determining bonuses more accurately ties the Chief Executive Officer's and the President's compensation to the performance of the Company by acknowledging the effects of the Strategic Plan upon the long-term earnings of the Company.

     In awarding options under the ISO Plan, the 1992 Plan and the 1993 Plan, the Committee has adopted a policy pursuant to which each year (1) Messrs. Rogers and Cronk will receive options to purchase the Company's Common Stock with a current market value equal to three times annual base salary, (2) all other Named Executive Officers (and the other vice president of the Company) will receive options to purchase the Company's Common Stock with a current market value equal to two times the average annual base salary of vice presidents of the Company, and (3) approximately eighteen executive staff members will receive options to purchase the Company's Common Stock with a current market value equal to the average annual base salary of executive staff members. The option grant sizes included in the Committee's policy are competitive with a broad general industry sampling according to a 1993 survey of competitive practice in 275 diversified companies received from the Company's compensation consultants (which survey included some companies which are represented in the indexes described under the caption "Performance Graph" on page 9 herein). The stock option grants in 1994 are consistent with the Committee's stated policies.

     The Committee has also adopted a policy whereby key executive employees of the Company and its subsidiaries may, at the Committee's discretion, be offered the opportunity to receive options in lieu of current cash compensation, including bonuses, for options to purchase shares of the Company's Common Stock (the "Income Swap Plan"). Options granted in exchange for cash compensation are non-qualified and may be granted under either the 1992 Plan or the 1993 Plan. The exchange ratio used to determine the proper number of shares to be subject to such options is based on the Black-Scholes valuation method. The exercise price of options granted under the Income Swap Plan is set at the current fair market value of the Company's Common Stock as of the date of grant. The vesting of options granted by the Committee under the Income Swap Plan depends on whether the options are granted under the 1992 Plan or the 1993 Plan. Options granted under the 1992 Plan vest as follows: The options granted begin vesting two years from the date of grant and may be exercised only as to 40% of the optioned shares after two years from the date of grant and as to an additional 20% after each of the succeeding three years. Options granted under the 1993 Plan in connection with the Income Swap Plan vest six months from the date of grant (See also footnote 2 to the table titled "Option Grants in the Last Fiscal Year" on page 7 herein). Options granted under the Income Swap Plan are exercisable for cash or by exchanging previously-acquired shares of Common Stock of the Company. Further, any tax withholding requirement can be satisfied through surrender of additional shares previously acquired by the employee. Options granted under the 1993 Plan in connection with the Income Swap Plan may have a "reload" feature which would result in the option holder receiving, upon the exercise of such option, a "reload" grant equal to the number of shares of Common Stock utilized to pay the exercise price and/or tax withholdings. If granted, the "reload" options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the reload option and an exercise term equal to the remaining term of the option exercised.

     In addition to receiving future options which may be granted, a new executive staff member may be awarded extra option grants when he or she assumes the new position. In making such an extra award, the Committee has, to date, honored the employment arrangements negotiated by management in hiring a new executive staff member. All option grants are made at the fair market value or higher of the Company's shares at the date of grant and are generally made subject to a five-year vesting period. No stock options were granted in 1994 pursuant to this policy.

     Pursuant to Internal Revenue Code (the "Code") Section 162(m), for tax years beginning on or after January 1, 1994 publicly-held corporations, subject to certain exceptions, may no longer deduct that amount of compensation paid to an individual in excess of $1 million. The SEC requires a statement of the Compensation Committee's policy with respect to Code Section 162(m). To date, no employee of the Company has been paid compensation in excess of $1 million that would be subject to the Code Section 162(m) limitation. Therefore, the Committee has not formulated a policy with respect to Code Section

162(m). The Committee will address the issues presented by Code Section 162(m) at such time as an employee or employees of the Company is likely to be paid compensation in excess of $1 million that would be subject to the Code Section 162(m) limitation. The Committee notes that performance-based compensation in excess of $1 million is one exception to the compensation deductibility rules. The Committee has been advised that the terms of the Company's stock option plans in conjunction with the manner in which it awards stock options under such plans excepts such awards from the limitation on deductibility imposed by Code
Section 162(m).

     The Committee notes that generally executive officers granted options will only realize value to the extent the fair market value of the Company's stock increases after the date of grant. The Committee believes that this furthers the Committee's goal of aligning management's interests with those of the Company's stockholders.

                                          THE COMPENSATION COMMITTEE

                                          Timm F. Crull
                                          Merril M. Halpern
                                          Jerome L. Katz
                                          John W. Larson
                                          Edmund R. Manwell
                                          Anthony J. Martino
                                          Jack O. Peiffer

     The foregoing Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                     (THIS SPACE INTENTIONALLY LEFT BLANK)

                               BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Committees of the Board of Directors are the following:

     Compensation Committee

     The Compensation Committee is composed of seven directors, six of whom are not employees of the Company in any capacity and a seventh member, Mr. Manwell, who serves as the Secretary of the Company. Mr. Manwell's relationship with the Company is further described under the caption "Compensation Committee Interlocks and Insider Participation" on pages 10-11 herein. The Committee makes recommendations to the Board of Directors with respect to the salaries and bonuses and other forms of remuneration to be paid to the Chief Executive Officer and the President and the terms and conditions of their employment. In addition, the Committee is the Administrator of the Company's Incentive Stock Option Plan (1982), the Company's Section 423 Employee Stock Purchase Plan
(1990), the Company's Employee Secured Stock Purchase Plan (1990), the Company's Stock Option Plan (1992) and the Company's Stock Option Plan (1993).

     Audit Committee

     The Audit Committee is identical in composition to that of the Compensation Committee. The Committee meets on the call of any member and, on at least one occasion each year, it meets with the independent auditors to discuss: (1) the scope of the audit engagement; (2) the results of each annual audit and the financial statements and notes included in the Company's Annual Report to the Stockholders; and (3) other matters pertaining to the audit, including the Company's accounting policies and internal controls. The Committee is also responsible for recommending for appointment by the Board of Directors, subject to submission to the stockholders for their approval, independent public accountants to audit the Company's financial statements, as well as advising the Board of Directors with respect to the scope of the audit, the Company's accounting policies and internal controls.

     The purpose and function of the Audit Committee is to review and monitor the Company's financial reports and accounting practices, as well as to provide the means for direct communication among the Company's Board of Directors, its financial management and external auditors.

     The Committee is concerned with the accuracy and completeness of the Company's financial statements and matters that relate to them. However, the Committee's role does not contemplate providing to stockholders, or others, special assurances regarding such matters. Moreover, the Committee's role does not involve the professional evaluation of the quality of the audit conducted by the independent auditors. While it is believed that the Committee's activities are beneficial because they provide an ongoing oversight on behalf of the full Board of Directors, they do not alter the traditional roles and responsibilities of the Company's management and independent auditors with respect to the accounting and control functions and financial statement presentation.

     Messrs. Crull, Halpern, Katz, Larson, Manwell, Martino and Peiffer are members of both the Compensation and Audit Committees.

     The Company has no nominating committee.

BOARD OF DIRECTORS ATTENDANCE

     During fiscal 1994, there were six special meetings of the Board of Directors and all directors attended each meeting occurring while such director was a member of the Board of Directors except Mr. Peiffer who was absent from one meeting. The Compensation Committee met five times and the Audit Committee met twice. Except as set out hereinafter, all members of the committees attended each of the meetings of the respective committee on which they sit occurring while such person was a member of the committee in question: Messrs. Larson and Peiffer were each absent from one meeting of the Compensation Committee; and Messrs. Katz and Peiffer were each absent from one meeting of the Audit Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 (required by Section 16(a) in the event of failure to comply with certain filing requirements) were required for those persons, the Company believes that during fiscal 1994 its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.

CERTAIN TRANSACTIONS

     On June 14, 1994, the Company entered into an agreement with Nestle Ice Cream Company ("NICC"), an affiliate of Nestle Holding, Inc., to distribute in certain markets frozen novelty and ice cream products manufactured by or for NICC (the "NICC Products"). The Company purchases the NICC Products in the ordinary course of business and at prices consistent with those offered to other distributors.

     Any business relationships existing between any of the nominees or continuing directors and the Company are described under the Caption "Compensation Committee Interlocks and Insiders Participation" on pages 10-11 herein.

                     (THIS SPACE INTENTIONALLY LEFT BLANK)

                 MATTERS SUBMITTED TO THE VOTE OF STOCKHOLDERS

ELECTION OF DIRECTORS

     General

     Under the Company's By-Laws and Certificate of Incorporation, the Board of Directors consists of nine (9) directors and is divided into three classes, with each class having a term of three years. The directors of Class I will be elected at the 1995 Annual Meeting of Stockholders and will hold office until the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed form of proxy will vote such proxy for the election of Merril M. Halpern, John W. Larson and Jack O. Peiffer, each of whom has consented to be named as such and to serve if elected. In case any of Messrs. Halpern, Larson or Peiffer becomes unavailable for election or declines to serve for any unforeseen reason, an event management does not anticipate, the persons named in the proxy will have the right to use their discretion to vote for a substitute. The nominees constitute Class I of the Board of Directors with each of their terms expiring as of the date of this annual meeting. No family relationship exists between any nominee and any of the other directors. Any business relationships existing between any of the nominees or continuing directors and the Company are described under the caption "Compensation Committee Interlocks and Insider Participation" on pages 10-11 herein.

     The following brief statements contain biographical information about the nominees and the years they first became directors.

          NOMINEE
YEAR FIRST ELECTED A DIRECTOR
            AGE                             PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -----------------------------    ------------------------------------------------------------------
Merril M. Halpern............    CHAIRMAN AND CO-CHIEF EXECUTIVE, CHARTERHOUSE GROUP INTERNATIONAL,
  1977                             INC. Mr. Halpern has served on the Company's Board of Directors
  Age: 60                          since its incorporation in 1977. Since October 1984, Mr. Halpern has served as Chairman of the Board of Charterhouse Group
                                   International, Inc. ("Charterhouse"), a privately-held company which specializes in leveraged buyouts and turn-arounds. From
                                   1973 to October 1984, he served as Charterhouse's President and
                                   Chief Executive Officer. Mr. Halpern is also a director of
                                   Charter Power Systems ("Charter Power"), a manufacturer of battery power systems and their components, Del Monte
                                   Corporation, a processed foods company, and of Insignia
                                   Financial Group, Inc., a fully integrated real estate service organization.

John W. Larson...............    PRIVATE INVESTOR. Mr. Larson joined the Company's Board of
  1993                             Directors in 1993. From 1989 to early 1993, Mr. Larson served as
  Age: 57                          Chief Operating Officer of The Chronicle Publishing Company, a
                                   privately-held, diversified media company. From 1984 to 1989,
                                   Mr. Larson was a General Partner of J.H. Whitney & Co., a
                                   venture capital and buyout firm. Prior to joining J.H. Whitney,
                                   Mr. Larson was the Managing Director of the San Francisco office of McKinsey & Company, Inc.

Jack O. Peiffer..............    RETIRED SENIOR VICE PRESIDENT -- CORPORATE HUMAN RESOURCES,
  1993                             GENERAL ELECTRIC COMPANY. Mr. Peiffer joined the Company's Board
  Age: 61                          of Directors in 1993. Mr. Peiffer was employed by GE Company for over 38 years and held a variety of financial and general
                                   management positions prior to his appointment as senior vice president, including acting as Vice President and General
                                   Manager of GE Supply Company from November 1983 to January 1985.

     Continuing Directors

     Directors Timm F. Crull, Jerome L. Katz and Edmund R. Manwell ("Class II") will hold office until the 1996 Annual Meeting of Stockholders. Directors T. Gary Rogers, William F. Cronk, III and Anthony J. Martino ("Class III") will hold office until the 1997 Annual Meeting of Stockholders.

     The following brief statements contain biographical information about each continuing director and the year he first became a director.

             NAME
YEAR FIRST ELECTED A DIRECTOR
             AGE                             PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -----------------------------    ------------------------------------------------------------------
T. Gary Rogers...............    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, DREYER'S GRAND
  1977                             ICE CREAM, INC. Mr. Rogers has served as the Company's Chairman
  Age: 52                          of the Board and Chief Executive Officer since its incorporation in February 1977.

William F. Cronk, III........    PRESIDENT, DREYER'S GRAND ICE CREAM, INC. Mr. Cronk has served on
  1977                             the Company's Board of Directors since its incorporation in
  Age: 52                          1977. Since April 1981, he has served as the Company's
                                   President.

Timm F. Crull................    RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NESTLE USA, INC.
  1995                             Mr. Crull joined the Company's Board of Directors in 1995. Mr.
  Age: 64                          Crull became Chairman and Chief Executive Officer of Nestle USA,
                                   Inc. in 1991, after having served since 1985 as President and
                                   Chief Executive Officer of Carnation Company, a Nestle
                                   subsidiary. He retired from his positions with Nestle in 1994.
                                   Mr. Crull is also a director of Smart & Final Inc., a department store chain, and of BankAmerica Corporation, a bank holding company.

Jerome L. Katz...............    PRESIDENT AND CO-CHIEF EXECUTIVE, CHARTERHOUSE GROUP
  1977                             INTERNATIONAL, INC. Mr. Katz has served on the Company's Board
  Age: 61                          of Directors since its incorporation in 1977 until April 1981 and was re-elected to the Board in June 1981. Since October
                                   1984, he has served as President of Charterhouse. From 1973 to
                                   1984 Mr. Katz served as Executive Vice President of
                                   Charterhouse. Mr. Katz is also a director of Charter Power and of Cryenco Sciences, Inc., a manufacturer of sophisticated leak-tight containment systems.

Edmund R. Manwell............    PARTNER, MANWELL & MILTON, GENERAL COUNSEL TO THE COMPANY. Mr.
  1981                             Manwell has served as Secretary of the Company since its
  Age: 52                          incorporation in 1977 and as a director of the Company since
                                   April 1981. Mr. Manwell is a partner in the law firm of Manwell
                                   & Milton, general counsel to the Company. Mr. Manwell is also a director of Hanover Direct, Inc., a direct marketing company.

Anthony J. Martino...........    RETIRED EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, NESTLE
  1994                             USA, INC. Mr. Martino joined the Company's Board of Directors in
  Age: 59                          1994. Mr. Martino retired from his position as Executive Vice
                                   President, Chief Financial Officer of Nestle USA, Inc. after having served Nestle in various positions for 21 years,
                                   including acting as Senior Vice President, Finance of Nestle
                                   Enterprises, Inc.

APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP has been appointed to be the Company's independent public accountants for the fiscal year ending December 30, 1995, and were the independent public accountants for the Company during the fiscal year ended December 31, 1994.

     The appointment of independent public accountants is made annually by the Board of Directors and is subsequently submitted by them to the stockholders for approval. The decision of the Board of Directors is, in turn, based upon the recommendation of the Audit Committee of the Board of Directors. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. In addition, the Audit Committee reviews the types of professional services provided by Price Waterhouse LLP to determine whether the rendering of such services would impair the independence of Price

Waterhouse LLP. Should stockholder approval not be obtained, the Board of Directors will consider it a directive to select and retain other independent public accountants.

     A representative or representatives of Price Waterhouse LLP will be present at the stockholders' meeting and will be afforded an opportunity to make a statement if they so desire and will be available to respond to questions raised orally at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1995 FISCAL YEAR AND THEREAFTER UNTIL A SUCCESSOR IS APPOINTED.

                               VOTING INFORMATION

GENERAL VOTING INFORMATION

     A stockholder may, with respect to the election of directors (i) vote for the election of all the director nominees named herein, or (ii) withhold authority to vote for the director nominees or (iii) vote for the election of any of such director nominees and against any of the other director nominee(s) by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A stockholder may, with respect to each other matter specified in the notice of the meeting
(i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Abstention from voting on a matter may have the legal effect of a vote against such matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If there are no instructions from the stockholder on an executed proxy, the proxy will be voted as recommended by the Board of Directors.

     When a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock and so indicates that it is not voting certain stock on any or all matters on the proxy, the shares which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the Annual Meeting notice requires the affirmative vote of either a majority or a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors.

VOTES REQUIRED FOR APPROVAL

     Election of Directors: Plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting.

     Approval of Price Waterhouse LLP as independent public accountants:
Majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting.

                           PROPOSALS OF STOCKHOLDERS

     The 1996 Annual Meeting of Stockholders will be held on or about May 8, 1996. Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Secretary, Dreyer's Grand Ice Cream, Inc., 5929 College Avenue, Oakland, California 94618 no later than December 8, 1995.

                                 OTHER MATTERS

     The management knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, it is intended that the proxy holders will vote on them in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          EDMUND R. MANWELL
                                          Secretary
                                          DREYER'S GRAND ICE CREAM, INC.

Oakland, California
April 5, 1995

          COPIES OF DREYER'S GRAND ICE CREAM, INC.'S FORM 10-K REPORT,
                  A CORPORATE OPERATIONAL AND FINANCIAL REPORT
                            FILED ANNUALLY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION,
               ARE AVAILABLE WITHOUT CHARGE BUT WITHOUT EXHIBITS
       FOR THOSE STOCKHOLDERS WHO WISH TO HAVE MORE DETAILED INFORMATION
                               ABOUT THE COMPANY.

             If you would like a copy, or have any other inquiries about the Company or your stockholder account, please write to:

                               WILLIAM C. COLLETT
                                   TREASURER
                         DREYER'S GRAND ICE CREAM, INC.
                              5929 COLLEGE AVENUE
                           OAKLAND, CALIFORNIA 94618

(LOGO)printed on recycled paper

                         DREYER'S GRAND ICE CREAM, INC.
             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1995
                         ANNUAL MEETING OF STOCKHOLDERS

          The undersigned hereby appoints T. GARY ROGERS, WILLIAM F. CRONK, III and EDMUND R. MANWELL, or any one of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of Common Stock, $1.00 par value, of DREYER'S GRAND ICE CREAM, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC., to be held at Claremont Resort Hotel, Oakland, California, at
2:00 p.m. on Wednesday, May 10, 1995, and at any postponements or adjournments thereof, upon the following matters:

            1.  The election of 3 Class I directors.
                 FOR all the nominees       FOR all nominees except                  WITHHOLD AUTHORITY to vote
                  listed below / /             as crossed out below / /              for the nominees listed below / /

   Instruction: To withhold authority for any individual nominee, cross out the nominee's name in the list below:

       Merril M. Halpern          John W. Larson          Jack O. Peiffer

          2. The approval of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1995.

                      FOR / /       AGAINST / /       ABSTAIN / /

          3. With discretionary authority on such matters as may properly come before the meeting.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

                                  (Continued, and to be signed, on reverse side)

(Continued from other side)

    The Annual Meeting of Stockholders may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

                                                       Please date and sign
                                                       exactly as your name(s)
                                                       appears on your shares.
                                                       If signing for estates,
                                                       trusts, or corporations,
                                                       title or capacity should
                                                       be stated. If shares are
                                                       held jointly, each holder
                                                       should sign.

                                                       -------------------------

                                                       -------------------------

                                                       Signature of
                                                       Stockholder(s)
                                                       Dated             , 1995.